UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   June 2, 2023

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

Credit Acceptance Corporation (the “Company”) is filing this Amendment No. 1 as an amendment to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on June 2, 2023 (the “Original Filing”). The Original Filing reported the voting results from the Company’s 2023 Annual Meeting of Shareholders held on June 2, 2023 (the “Annual Meeting”). The sole purpose of this Amendment No. 1 is to disclose the Company’s decision as to how frequently it will include in its proxy materials a shareholder advisory vote on the compensation of its named executive officers. No other changes have been made to the Original Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

In light of the results with respect to the advisory vote at the Annual Meeting on the frequency of future advisory votes on the compensation of the Company’s named executive officers, the Company’s Board of Directors decided that the Company will include a shareholder advisory vote on the compensation of its named executive officers in the Company’s proxy materials on an annual basis until the next shareholder advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: July 6, 2023	By:	/s/ Jay D. Martin
Jay D. Martin
Senior Vice President, Finance and Accounting